STANDARD MOTOR PRODUCTS, INC.

                             SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN


                  Amended and restated as of December 15, 2008
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                          STANDARD MOTOR PRODUCTS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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SECTION I.       PREAMBLE                                                    1

SECTION II.      DEFINITIONS                                                 2

SECTION III.     ELIGIBILITY AND PARTICIPATION                               7

SECTION IV.      DEFERRAL ELECTIONS                                          8

SECTION V.       TIME AND MANNER OF PAYMENTS                                10

SECTION VI.      DEFERRED COMPENSATION ACCOUNTS                             13

SECTION VII.     ADMINISTRATION                                             14

SECTION VIII.    BENEFIT CLAIM PROCEDURES                                   16

SECTION IX.      MISCELLANEOUS                                              18

APPENDIX I       SCHEDULE OF PARTICIPANTS
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                                    SECTION I

                                    PREAMBLE

      WHEREAS, Standard Motor Products, Inc. (hereinafter referred to as "the Company" has previously established an unfunded supplemental deferred compensation plan for a select group of management or highly compensated employees as described herein, known as the "STANDARD MOTOR PRODUCTS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN" (hereinafter referred to as the "Plan");

      WHEREAS, the purpose of this Plan is to enable the Company to supplement the benefits from the Standard Motor Products, Inc. Profit Sharing Capital Accumulation Plan to certain key executive employees of the Company and to provide a means whereby certain amounts payable by the Company to key executive employees may be deferred to some future period and in order to attract and retain key executive employees of outstanding competence;

      WHEREAS, the Company wishes to amend and restate the Plan, effective as of December 15, 2008, to comply with legislative changes affecting supplemental deferred compensation plans mandated by the American Jobs Creation Act of 2004 (the "Act");

      WHEREAS, it is the purpose of this amendment and restatement to conform the terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, with respect to amounts deferred after December 15, 2008, within the meaning of Section 885(d) of the Act, as contemplated by Section 885(f) of the Act. It is intended that the modifications effected by this amendment and restatement shall not cause any amount deferred in taxable years before December 15, 2008 to be treated as an amount deferred in a taxable year beginning on or after such date. The Plan shall be interpreted and at all times administered in a manner that avoids the inclusion of compensation in income under Section 409 A(a)(1) of the Internal Revenue Code.

      NOW, THEREFORE, the Company hereby adopts the Plan, which shall read as follows:


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                                   SECTION II

                                   DEFINITIONS

      All capitalized terms shall have the same meanings set forth below, unless a different meaning is plainly required by the context:

      2.01 "Account" or "Deferred Compensation Account" means the deferred compensation account established for a Participant pursuant to Section IV.

      2.02 "Account Balance" means the fair market value of an Account as of a Valuation Date.

      2.03 "Annual Base Salary" means the base salary to be paid by the Company to a Participant during the Plan Year. "Annual Base Salary" shall not include any Annual Bonus payment or Incentive Payments, but shall include Deferred Compensation and salary deferral contributions under the Standard Motor Products, Inc. Profit Sharing Capital Accumulation Plan and under any cafeteria plan maintained by the Company intended to comply with Section 125 of the Code.

      2.04 "Annual Bonus" means any compensation, other than Performance-Based Compensation Payments, to be paid by the Company to a Participant during the Plan Year under a bonus plan or arrangement.

      2.05 "Beneficiary" means any person designated by the Participant in accordance with Section III to receive benefits, if any, payable under the Plan in the event of the Participant's death.

      2.06 "Benefit" means the non-forfeitable interest of a Participant in his or her Account(s) that is distributable to the Participant or the Participant's Beneficiary as provided in Section V.


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      2.07 "Board" means the Board of Directors of the Company.

      2.08 "Change in Control" means a transaction or series occurring after the Effective Date, in which:

            (a) there is an occurrence of a change in the ownership of the Company which occurs on the date that any person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same or persons or persons is not considered a change in the ownership of the Company (or to cause a change in the effective control of the Company as discussed below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this paragraph (a), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered as acting as a group if they are owners of a corporation that enter into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the Company.


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            (b) there is an occurrence of a change in the effective control of the Company which occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such persons or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the Company; or (ii) a majority of members of the corporation's board of directors prior to the date of the appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election, provided that for purposes of (ii) the term corporation refers solely to the relevant corporation identified in (a), for which no other corporation is a majority shareholder for purposes of that paragraph.

            (c) there is a change in the ownership of a substantial portion of the Company's assets which occurs on the date that any one person, or more than one person acting as a group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition of such person or persons assets from the Company that have a gross fair market value equal to more than 40 percent of the gross fair market value of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the valued of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

      2.08 "Code" means the Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

      2.09 "Committee" means the Compensation and Management Development Committee of the Board.

      2.10 "Company" means Standard Motor Products, Inc. or any successor thereto.


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      2.11 "Company Contribution" means the amount, if any, contributed by the
Company to the Plan on behalf of the Participant. For any Plan Year, the decision to make Company Contributions shall be made in the sole discretion of the Company.

      2.12 "Deferred Compensation" means the amount of Annual Base Salary, Annual Bonus, and Performance-Based Compensation Payments that a Participant elects to defer for the Plan Year in accordance with Section 4.01.

      2.13 "Disability" means for purposes of this Plan if he or she is unable to engage in any substantial activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company. The foregoing is intended to comply with the requirements of
Section 409A(a)(2)(C) of the Code including any Treasury regulations promulgated thereunder.

      2.14 "Effective Date" means December 15, 2008.

      2.15 "Eligible Employee" means any employee designated by the Committee who satisfies the requirements of Section III.

      2.16 "Participant" means an Eligible Employee of the Company who is selected to participate in the Plan in the manner described in Section III.

      2.17 "Performance-Based Compensation" means compensation to the extent that an amount is: (i) variable and contingent on the satisfaction of pre-established organization or individual performance criteria that covers a performance period of at least 12 months and (ii) not readily ascertainable at the time of the election. The foregoing is intended to comply with Section 409A(a)(4)(iii) of the Code including any Treasury regulations promulgated thereunder.


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      2.18 "Plan" means the Standard Motor Products, Inc. Supplemental Executive
Retirement Plan as set forth herein and as may be amended from time to time.

      2.19 "Plan Year" means the twelve (12) month period beginning on the first day of January and ending on the thirty-first of December.

      2.20 "Specified Employee" means a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market. The foregoing is intended to comply with the requirements of Section 409A(a)(2)(B) of the Code including any Treasury regulations promulgated thereunder.

      2.21 "Trust" means the Standard Motor Products, Inc. Supplemental Executive Retirement Plan Trust or any other trust established between the Company and the Trustee in connection with the Plan under which Plan assets are held and invested and from which benefits under the Plan are paid. This Trust is a grantor trust and is not intended to be a trust under ERISA.

      2.22 "Trustee" means the corporation, individual or individuals acting as trustee of the Trust at any time of the reference.

      2.23 "Valuation Date" means each business day of the Plan Year.


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                                   SECTION III

                          ELIGIBILITY FOR PARTICIPATION

      3.01 Eligibility

      (a) Any key executive employee selected by the Committee shall be an Eligible Employee and the Committee may select from time to time certain key executive employees who shall be eligible to participate under the Plan.

      (b) In order for an Eligible Employee to participate in the Plan, he or she must file with the Committee, no later than thirty (30) days before the applicable Plan Year begins, an election on a form approved by the Committee to defer Annual Base Salary and Annual Bonus payments. An Eligible Employee must file with the Committee, no later than six (6) months before the performance period ends of Performance-Based Compensation, an election on a form approved by the Committee to defer Performance-Based Compensation payments. Notwithstanding any other provision of this Plan, for the first year in which a Participant is eligible to participate, he or she may file an election on a form approved by the Committee, within thirty (30) days after the date on which he or she becomes eligible to participate in the Plan, with respect to services to be performed subsequent to the election. The Committee in its sole discretion shall permit a Participant to make a higher percentage rate of compensation to be deferred than those that would otherwise be allowable under Section 4.01 during his or her first year of participation so that his or her Deferred Compensation during such year will equal the amount that he or she could have made had such election began as of his or her first date of employment with the Company. In order for the allowance of additional deferrals to be made under this Section, the Participant must elect to make such deferrals in writing at the time he or she enrolls in the Plan before the Annual Base Salary payments, Annual Bonus payments, and Performance-Based Compensation from which such deferrals will be deducted has been earned.

      (c) A Participant's participation in the Plan shall automatically terminate upon the distribution of his or her Benefit in full. In addition, the Company may terminate a Participant's participation in the Plan at any time as permitted under Section 409A of the Code. In such event, the Company will terminate the Participant's deferral election for the remainder of the year.


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      (d) Each Eligible Employee shall be notified when he or she becomes eligible to become a Participant, and shall be furnished with the materials necessary to enroll in the Plan.

      3.02 Beneficiary Designation

      The Participant shall submit to the Company upon enrollment in the Plan, or at such time as the Committee requests and on a form provided by the Committee, a written designation of a primary beneficiary, contingent beneficiaries or secondary beneficiaries to whom payment of his or her Deferred Compensation Account shall be made.

                                   SECTION IV

                               DEFERRAL ELECTIONS

      4.01 Employee Salary Deferrals

      At least thirty (30) days prior to the beginning of each Plan Year, other than a Participant's first year of participation (which are subject to the requirements of Section 3.01(b)), a Participant may make an election to defer a portion of his or her Annual Base Salary and Annual Bonus payments earned in that Plan Year up to a maximum percent of 50% of his or her Annual Base Salary and 100% Annual Bonus payments. At least six (6) months before the performance period ends of Performance-Based Compensation, a Participant may make an election to defer a portion of his or her Performance-Based Compensation earned for the year of the performance period up to a maximum percent of 100% of his or her Performance-Based Compensation. The deferred amount may be expressed as a dollar amount, or a percentage of Annual Base Salary and Annual Bonus paid during the Plan Year. The deferred amount of any deferrals of Performance-Based Compensation may also be expressed as a dollar amount, or a percentage of Performance-Based Compensation.


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      Notwithstanding the foregoing, the Committee may, in its sole discretion, establish for any Plan Year maximum percentages which differ from those set forth above, including a maximum percentage designed to permit sufficient withholding of Social Security taxes.

      4.02 Withholding of Deferrals

      The percentage, if any, of a Participant's Annual Base Salary that he or she elects to defer for a Plan Year shall be withheld from each regularly scheduled paycheck during the Plan Year. The dollar amount or percentage, if any, of a Participant's Annual Bonus and Performance-Based Compensation that he or she elects to defer for a Plan Year shall be withheld at the time the Annual Bonus and Performance-Based Compensation are, or otherwise would be, paid to the Participant.

      4.03 Company Contributions

      The Company may contribute to the Trust for each Plan Year and on behalf of each Participant a Company Contribution in such amount as may be determined by the Committee, in its sole discretion.

      4.04 Deferral Period

      At the time the Participant makes a deferral election pursuant to Section 4.01, he or she shall specify the date on which payments of the balance credited to his or her Account shall be made in accordance with Section V. The Participant shall also elect the form of distribution as discussed in Section
5.02. Each election described in this Section 4.04 must be made in the manner prescribed by the Committee.

      4.05 Vesting

      (a) All employee salary deferrals made by a Participant and credited to his or her Deferred Compensation Account shall be fully vested and non-forfeitable at all times.


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      (b) All Company Contributions made on behalf of a Participant and credited to his or her Deferred Compensation Account shall be non-forfeitable following the completion of three (3) consecutive years of employment with the Company. Notwithstanding the preceding sentence, the Committee may in its discretion accelerate the vesting of any Company Contributions made on behalf of a Participant who terminates before the three (3) consecutive year period.

      (c) In the event of a Change of Control, all Company Contributions will become fully vested.

                                    SECTION V

                           TIME AND MANNER OF PAYMENTS

      5.01 Time of Payment

      Deferrals under the Plan may not be made until the earlier of:

      (a) separation from service (except for Specified Employees),

      (b) death,

      (c) Disability, or

      (d) upon a Change in Control.

      Specified Employees may not receive a distribution under (a) above before the date, which is six (6) months after the date of a separation of service (or, if earlier, the date of death of the employee). The term separation from service is intended to comply with the requirements of Section 409A(a)(2)(A)(i) of the Code including any Treasury regulations promulgated thereunder. Distribution upon a Change in Control is intended to comply with the requirements of Section 409A(a)(2)(A)(v) of the Code including any Treasury regulations promulgated thereunder and any other guidance including Q/A 11 through 14 of Notice 2005-1.


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      5.02 Manner of Payment Election

      A Participant may elect the manner in which Benefits will be paid. Any such election must be made with each deferral election. The Participant may select either a lump sum payment or periodic payments over a period not to exceed ten (10) years, payable in installments of equal or varying percentages of the balance of his or her bookkeeping account under the Trust or such other method as approved by the Committee.

      Notwithstanding any other provision of the Plan, a Participant will only be permitted to make a subsequent election that results in a delay in payment or a change in form of payment if the subsequent election takes effect at least twelve (12) months after the date on which the election is made, and with respect to a distribution due to separation of service, the first payment will be not less than five (5) years from the date on which it would otherwise have been made. The election cannot be made less than twelve (12) months prior to the date of the first scheduled payment.

      During the five (5) year subsequent deferral period, a distribution may be made only on account of death or Disability. The foregoing is intended to comply with Section 409A(a)(2)(C) of the Code, including any Treasury regulations promulgated thereunder.

      5.03 Death Benefit

      (a) In the event of a Participant's death while in the employment of the Company and prior to the commencement of payment of his or her Deferred Compensation Account, the Company shall pay the amount of the Participant's Deferred Compensation Account in a lump sum payment as of the date of death to the Participant's designated Beneficiary in accordance with such designation received by the Committee. Subject to such rules and regulations as the Committee may promulgate, a Participant may from time to time change such designation of Beneficiary. The last effective designation of Beneficiary shall supersede all prior designations. A designation of Beneficiary shall be effective only if the designated Beneficiary survives the Participant and any prior designated Beneficiary.


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      (b) If a Benefit becomes payable upon the death of a Participant and no
Beneficiary has been properly designated, or if the Beneficiary designated (including any contingent or secondary Beneficiary) shall have predeceased the Participant, the Participant shall be deemed to have designated the following Beneficiaries (if living at the time of the death of the Participant) in the following order of priority: (i) the spouse of the Participant, (ii) the children, including adopted children, of the Participant, in equal shares, (iii) the natural parent of the Participant, in equal shares, (iv) the sibling of the Participant, in equal shares, and (v) the estate of the Participant.

      (c) If the Company has any doubt as to the proper Beneficiary to receive payments thereunder, the Company shall have the right to withhold such payment until the matter is finally adjudicated. Any payment made by the Company in good faith and in accordance with the provisions of the Plan shall fully discharge the Company from all further obligations with respect to such payment.

      (d) In the event of the Participant's death after the commencement of his or her Deferred Compensation Account, but prior to the completion of all such payments due and owing thereunder, the Company shall continue to make such payments in equal installments over the remainder of the period that would have been applicable to the Participant had he or she survived. Such continuing payments shall be made to the Participant's designated Beneficiary in accordance with the last such designation received by the Committee from the Participant prior to his or her death.


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                                   SECTION VI

                          DEFERRED COMPENSATION ACCOUNT

      6.01 Participant's Accounts

      The Committee shall cause the Trustees to maintain a bookkeeping account to be kept in the name of each Participant which shall reflect the value of the deferrals made by a Participant and the Company Contributions made by the Company, pursuant to Plan Section V on the Participant's behalf. The Participant's Account shall be credited as of the date the amounts deferred otherwise would have become due or payable, and with respect to Company Contributions or times as the Committee shall direct. The Account shall not be credited with any interest thereon.

      6.02 Investment of Accounts

      The value of funds credited to the Participant's bookkeeping account may be kept in cash or invested and re-invested in mutual funds, stock, bonds, securities, insurance or any other investment funds as may be selected by the Committee in its discretion and reflected in investment guidelines furnished to the Trustee from time to time. The Committee may consult with Participants with regard to investment decisions, engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the investment vehicles described in the investment guidelines in which the accounts are deemed to be invested. As of each Valuation date, the bookkeeping account of each Participant shall be credited with a gain or loss equal to the adjustment which would be made if assets equal to the bookkeeping account had been invested in accordance with such Investment Guidelines.

      6.03 Assumption of Risk

      The Participant agrees on behalf of himself and his (or herself and her) designated beneficiary to assume all risk in connection with any decrease in value of the funds which are deemed to be invested or which continue to be invested under the provisions of this Plan.


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      6.04 Charges Against Accounts

      There shall be charged against each Participant's bookkeeping account any payments made to the Participant or his or her Beneficiary in accordance with Plan Article V.

                                   SECTION VII

                                 ADMINISTRATION

      7.01 Authority

      The Plan shall be administered by the Committee, which shall have full power and authority to administer and interpret the Plan.

      7.02 Liability

      No member of the Board or management of the Company shall be liable to any persons for any actions taken under the Plan.

      7.03 Procedures

      The Board may from time to time adopt such procedures as it deems appropriate to assist in the administration of the Plan.

      7.04 Duties of the Committee

      The Committee, in addition to the duties otherwise provided for in the Plan, shall:

      (a) Construe the Plan and any Trust the Company may adopt to fund the Plan.

      (b) Determine all questions affecting the eligibility for and the amount of the Benefit payable hereunder to any Participant or Beneficiary.


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      (c) Ascertain the persons to whom any death or other Benefits shall be payable under the provisions hereof.

      (d) Authorize and direct all disbursements by any trustee from the trust.

      (e) Make final and binding determinations in connection with any questions of fact which may arise under the operation of the Plan and any trust.

      (f) Make such rules and regulations, with reference to the operation of the Plan, as it may deem necessary or advisable, provided, that such rules and regulations shall not be inconsistent with the express terms of the Plan or ERISA.

      (g) Prescribe procedures and adopt forms to be used by Participants and Beneficiaries in filing applications for Benefits and in making elections under the Plan.

      (h) Prescribe procedures and adopt forms to be used by Participants and Beneficiaries in filing applications for Benefits and in making elections under the Plan.

      (i) Review the denial of claims under Section VIII and make decisions on such review.

      (j) Delegate such duties as it shall deem appropriate.

      7.05 Committee's Decisions Final and Binding

      Benefits under the Plan will be paid only if the Committee decided in its discretion that the applicant is entitled to them. The decisions of the Committee on any matter within its authority shall be made in the sole discretion of the Committee and shall be final and binding on all parties, including without limitation, the Company, Participants, and Beneficiaries. Any Eligible Employee who becomes a Participant shall acknowledge the exclusive authority of the Committee as set forth in this Section VII.

      7.06 Employment of Counsel, Etc.

      The Committee may employ such counsel, accountants and other agents as it shall deem advisable.


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      7.07 Payments of Expenses of the Committee

      The reasonable cost and expenses incurred by the Committee in the performance of its duties hereunder, excluding compensation, but including, without limitation, reasonable fees for legal, accounting and other services rendered, shall be paid by the Company.

      7.08 Committee to be Furnished Information Concerning Employees

      The Company shall, from time to time, make available to the Committee such information with respect to Participants, their dates of employment, their compensation and other matters as may be reasonably necessary or desirable in connection with the performance of the Committee of its duties with respect to the Plan.

                                  SECTION VIII

                            BENEFIT CLAIM PROCEDURES

      8.01 Claim For Benefits

      Any claim for Benefits shall be made in writing to the Committee. In the event such a claim to all or any part of any Benefit under this Plan shall be denied, the Committee shall provide to the claimant within 90 days (or, if determining whether a Participant is Disabled, 45 days) (or such additional period required by special circumstances, but not to exceed an additional 90 days (30 days in the case of a Disability claim), provided that written notice of the extension shall be furnished to the claimant prior to the commencement of the extension) after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

      (a) The specific reason or reasons for the denial.

      (b) References to the specific Plan provisions on which the denial is based.

      (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.


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      (d) An explanation of the Plan's procedure for review of the denial of a claim.

      (e) A statement of the claimant's right to bring legal action under
Section 502(a) of ERISA.

      8.02 Review of Denial of Claims

      Within 60 days (or 180 days if a Disability claim) after receipt of the above material, the claimant may appeal the claim denial to the Committee for a full and fair review. Within such 60 or 180 days, the claimant or his or her duly authorized representative:

      (a) May request a review upon written notice to the Committee.

      (b) Shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

      (c) May submit written comments, documents, records, and other information relevant to the claimant's claim for benefits.

      8.03 Decision on Review of Denial

      A decision by the Committee will be made not later than 60 days (or 45 days for Disability claims) (or such additional period required by special circumstances, but not to exceed an additional 60 days (or 45 days for Disability claims); provided, however, that written notice of the extension shall be furnished to the claimant prior to the commencement of the extension). The Committee will take into account all comments, documents, records, and other information relevant to the claim, whether or not submitted or considered in the Committee's initial benefit determination. The Committee's decision on review shall be provided to the claimant in writing. If the Committee's decision is adverse, its written notification to the claimant shall include:

      (a) The specific reason or reasons for the decision.


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      (b) References to the specific Plan provisions on which the decision is based.

      (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

      (d) A statement of the claimant's right to bring legal action under
Section 502(a) of ERISA.

      8.04 Legal Actions

      No legal action to recover Benefits under the Plan may be filed after 12 months of the date of the Committee's decision on appeal.

                                   SECTION IX

                                  MISCELLANEOUS

      9.01 Claim for Benefits

      No Eligible Employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Board.

      9.02 Not an Employment Contract

      The Plan shall not be deemed to constitute a contract between the Company and any Participant, nor shall the Plan be considered an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company nor to interfere with the right of the Company to discharge any Participant or Employee at any time, regardless of the effect which such discharge may have upon that individual as a Participant in the Plan.


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      9.03 Non-transferability

      No Participant shall have any legal right, title or interest in any trust fund that the Company may establish to fund the Plan or any of its assets. This same limitation shall be applicable with respect to Benefits payable upon the death of a Participant which may be distributable to a Beneficiary.

      9.04 Tax Withholding

      Notwithstanding any other provisions of this Plan, the Company shall withhold from all amounts payable hereunder all federal, state, and local taxes legally required to be withheld with respect to such amounts. To the extent that it is required to withhold any amounts before payments due and payable under the Plan, such amounts will be withheld by the Committee from other income sources if available.

      9.05 Governing Law

      (a) The Plan shall be construed and enforced according to the laws of the State of New York, and all provisions hereunder shall be administered according to the laws thereof.

      (b) The Plan is intended to be an unfunded plan maintained by the Company primarily for a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), and the Plan shall be so construed and interpreted wherever necessary. All benefits are unfunded, and as such shall be paid out of the general assets of the Company, including any trust fund assets, which are part of the Company's general assets. The Trust shall be a domestic trust whose assets must at all times be located in the United States; and provided further that this section shall not be construed as providing that assets will become restricted to the provision of benefits under the Plan in connection with a change in any Employer's financial health, and the Company shall not make any transfer that would be deemed "in connection with a change in the employer's financial health" within the meaning of Section 409A(b)(2) of the Code. The purpose of the provisos is to comply with the funding restrictions of Section 409A(b) of the Code.


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

      (c) Any words herein used in the masculine or neuter shall read and be construed in the feminine, masculine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

      9.06 Amendment and Termination

      The Company reserves the right, in its sole and absolute discretion, to terminate or amend the Plan, wholly or partially, from time to time and at any time. Upon termination of the Plan, or upon any amendment to the Plan which would decrease the Benefit of Participants, each Participant shall be entitled to a Benefit hereunder equal to the Benefit the Participant would have received had the Participant Retired on the day immediately prior to the effective date of the termination or amendment of the Plan; provided, however, that no Participant shall receive a distribution of such Benefit from the Plan as the result of an amendment to the Plan. No distributions shall be made solely because of termination of the Plan. Upon termination of the Plan, Benefits will be distributed in accordance with Participants' elections.

      9.07 Unclaimed Benefits

      The Benefit of a Participant or Beneficiary who cannot be located after reasonable efforts at the time the Benefit becomes payable shall be forever forfeited.

      9.08 Severability

      If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.


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

      IN WITNESS WHEREOF, the Company has caused the Plan to be effective as of December 15, 2008.

                               STANDARD MOTOR PRODUCTS, INC.

                               By:
                                  ------------------------------------------
                               Title:
                                     ---------------------------------------
                               Date:
                                     ---------------------------------------



--------------------------
Attest


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